Exhibit 99.1

Supplemental Financial and Operating Information

March 31, 2023

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

OTCQB: PRET

OTCQB: PRETL, PRETM, PRETN

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

March 31, 2023

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations (FFO) for the Three Months Ended March 31, 2023	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three Months Ended March 31, 2023 and 2022	7

Computation of Earnings Per Share - Three Months Ended March 31, 2023 and 2022	8

Reconciliation of Net Operating Income (NOI) and EBITDAre (Non-GAAP Measures) – Three Months Ended March 31, 2023 and 2022	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Three Months Ended March 31, 2023 and 2022	10

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended March 31, 2023 and 2022	11

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations (FFO) and Funds Available for Distribution (FAD) (Non-GAAP Measures) – Three Months Ended March 31, 2023 and 2022	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary – Three Months Ended March 31, 2023	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants as of March 31, 2023	21

Lease Expirations as of March 31, 2023	22

Property Information as of March 31, 2023	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	26

Investment in Real Estate - Equity Method Investments at Ownership Share	27

Capital Expenditures – Three Months Ended March 31, 2023	28

Debt Analysis as of March 31, 2023	29

Debt Schedule as of March 31, 2023	31

Selected Debt Ratios	32

Forward Looking Statements	33

Definitions	34

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust (REIT) that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. The portfolio consists of 23 retail properties, 22 of which are operating properties and one is a development property. The 22 operating retail properties have a total of 18.3 million square feet and include 19 shopping malls and three other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Mario Ventresca

EVP & CFO

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0703

Heather Crowell

heather@gregoryfca.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports First Quarter 2023 Results

Core Mall Total Occupancy Grew to 93.5%

Core Mall Non-Anchor Occupancy Increased 150 Basis Points to 90.1%

Core Mall Sales Per Square Foot Were $603 in March, Growing 1.2% Over December 2022

Average Renewal Spreads Were 5.6% for the Quarter Ended March 31, 2023

Mortgage Loan on Cherry Hill Mall Extended

Philadelphia, May 4, 2023 - PREIT (OTCQB:PRET) today reported results for the three months ended March 31, 2023. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2023	2022
Net loss - basic and diluted	$(9.75)	$(7.41)
FFO	$(3.05)	$(0.21)
FFO, as adjusted	$(3.05)	$(0.89)

“Our quarterly results demonstrate the continued strength of the portfolio and the resiliency of the consumer as sales, occupancy and NOI continue to show improvement," said Joseph F. Coradino, Chairman and CEO of PREIT. “While the economic backdrop is in flux, as we deliver new retailers and experiences throughout the portfolio, we expect to continue to drive traffic and sales, creating new opportunities to improve the value of portfolio."

•
Same Store NOI, excluding lease termination revenue, increased 5.7% for the three months ended March 31, 2023 compared to the three months ended March 31, 2022.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 90 basis points to 93.5% compared to the first quarter 2022. Core Mall non-anchor Occupancy improved 150 basis points to 90.1% compared to the first quarter 2022.

•
Core Mall total leased space, at 94.5%, exceeds occupied space by 100 basis points, and Core Mall non-anchor leased space, at 91.7%, is higher than occupied space by 160 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended March 31, 2023, core mall comparable sales grew to $603 per square foot, compared to $539 for the year ended December 31, 2019.
•
Average renewal spreads for the three months ended March 31, 2023 were 5.6%.
•
Since the beginning of 2023, the Company sold assets generating just over $26 million in gross proceeds. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $29 million through March 31, 2023.

Leasing and Redevelopment

•
258,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of approximately $7.2 million.
•
Construction is underway on the new self-storage facility in previously unused, below grade space at Mall at Prince George’s in Hyattsville, MD, with an anticipated opening in the third quarter of 2023.
•
Tilted 10 opened Phase I of its planned two-level indoor family entertainment center at Willow Grove Park in March 2023, adding family entertainment to this locally-loved destination shopping experience. The balance of the facility is expected to open in summer 2023.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility, expected to open its initial phase in fall 2023, and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
Tenant construction is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023. Burlington has also executed a lease for a 30,000 square foot location with an anticipated opening later this year. Approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels in summer 2023.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2023 and 2022

•
Net loss attributable to PREIT common shareholders was $51.9 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(9.75) per basic and diluted share for the three months ended March 31, 2023, compared to net loss attributable to PREIT common shareholders of $39.3 million, or $(7.41) per basic and diluted share for the three months ended March 31, 2022.
•
Funds from Operations decreased in the three months ended March 31, 2023 compared to the prior year period primarily due to higher interest expense and a decrease in gain on sale of preferred equity interest.
•
FFO for the three months ended March 31, 2023 was $(3.05) per diluted share and OP Unit compared to $(0.21) per diluted share and OP Unit for the three months ended March 31, 2022.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended March 31, 2023 and 2022 is included on page 15.

Liquidity and Financing Activities

As of March 31, 2023, the Company had $107.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $117.0 million. The Company’s Credit Facilities, with a balance of $995.8 million as of March 31, 2023, mature on December 10, 2023. The Company is working to address the upcoming maturity by pursuing all available alternatives, including refinancing, selling assets and engaging in discussions with lenders.

Additionally, the Fashion District Philadelphia partnership has extended the maturity on the term loan to January 2024.

Subsequent to the end of the quarter, the Company extended the mortgage loan secured by Cherry Hill Mall through December 1, 2023 with an additional five month extension option exercisable subject to satisfaction of certain conditions.

Asset Dispositions

During the quarter, the Company closed on the sale of its Whole Foods parcel at Plymouth Meeting Mall for $27 million.

2023 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday May 4, 2023, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 913781768, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations (1)

For the Three Months Ended March 31, 2023 as compared to the Three Months Ended March 31, 2022

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31, 2023	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2022	$(4,757)	$(0.89)

Changes - Q1 2022 to Q1 2023

Contribution from anchor replacements and new box tenants	253	0.04
Impact from bankruptcies	(131)	(0.03)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	527	0.10
Lease termination revenue	179	0.04
Credit losses	(35)	(0.01)
Other	216	0.05
Same Store NOI(1) from unconsolidated properties	919	0.17
Same Store NOI	1,928	0.37
Non Same Store NOI	(1,754)	(0.33)
General and administrative expenses	(11,125)	(2.07)
Capitalization of leasing costs	236	0.05
Other	11,265	2.09
Interest expense, net	(12,225)	(2.27)
Funds from Operations, as adjusted March 31, 2023	(16,432)	(3.05)
Provision for employee separation expense	(5)	-
Funds from Operations, March 31, 2023	$(16,437)	$(3.05)

(1) Funds from Operations and NOI are non-GAAP measures. See definitions of Funds from Operations and NOI on page 31.

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	March 31, 2023	December 31, 2022
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	5,341	5,356
OP Units Outstanding	68	69
Total Common Shares and OP Units Outstanding	5,409	5,425
Equity Market Capitalization—Common Shares and OP Units	$5,950	$6,347
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$389,700	$390,097

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,099,701	$2,112,693

TOTAL MARKET CAPITALIZATION	$2,489,401	$2,502,790

Equity Capitalization/Total Market Capitalization	15.7%	15.6%
Debt Capitalization/Total Market Capitalization	84.3%	84.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$40,023	$36,945
Revolving Facility	130,000	130,000
Amount Outstanding	(22,481)	(22,481)
Available Revolving Facility (2)	107,519	107,519
Term Loans	1,135,977	1,138,404
Amount Borrowed	(1,135,977)	(1,138,404)
Available Term Loans	-	-
TOTAL	$147,542	$144,464

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $39.2 million and $52.2 million of secured debt from our share of the FDP Term Loans as of March 31, 2023 and December 31, 2022, and $123.5 million and $107.0 million from our share of the FDP Partnership Loan as of March 31, 2023 and December 31, 2022, respectively.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three Months Ended March 31, 2023 and 2022

(unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2023	2022
REVENUE:
Real estate revenue:
Lease revenue	$61,515	$64,283
Expense reimbursements	4,653	4,144
Other real estate revenue	1,006	767
Total real estate revenue	67,174	69,194
Other income	91	241
Total revenue	67,265	69,435
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,159)	(27,872)
Utilities	(3,395)	(3,561)
Other property operating expenses	(2,215)	(2,140)
Total property operating expenses	(31,769)	(33,573)
Depreciation and amortization	(26,369)	(29,110)
General and administrative expenses	(11,125)	(11,483)
Other (expenses) income	(3)	(144)
Total operating expenses	(69,266)	(74,310)
Interest expense, net (1)	(41,048)	(31,391)
Total expenses	(110,314)	(105,701)
Equity in loss of partnerships (2)	(2,696)	(395)
Gain on sale of preferred equity interest	—	3,688
Net loss	(45,745)	(32,973)
Less: net loss attributable to noncontrolling interest	659	504
Net loss attributable to PREIT	(45,086)	(32,469)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(51,930)	$(39,313)

(1) Net of capitalized interest expense of $76 thousand and $24 thousand for the three months ended March 31, 2023 and 2022, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $24 thousand and $0 for the three months ended March 31, 2023 and 2022, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months Ended March 31, 2023 and 2022

(unaudited)

	For the three months ended March 31,
(in thousands, except per share amounts)	2023	2022
Net loss used to calculate loss per share—basic and diluted	$(51,930)	$(39,313)
Basic and diluted loss per share:	$(9.75)	$(7.41)

Weighted average shares outstanding—basic	5,324	5,305
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	5,324	5,305

(1) The Company had net losses used to calculate earnings per share for the three months ended March 31, 2023 and 2022. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three Months Ended March 31, 2023 and 2022

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended March 31, 2023 and 2022 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$35,840	$34,831	$1,009	2.9%	$(434)	$791	$35,406	$35,622
NOI attributable to equity method investments, at ownership share	8,746	7,827	919	11.7%	72	601	8,818	8,428
Total NOI	44,586	42,658	1,928	4.5%	(362)	1,392	44,224	44,050
Less: lease termination revenue	338	793	(455)	(57.4%)	-	8	338	801
Total NOI excluding lease termination revenue	$44,248	$41,865	$2,383	5.7%	$(362)	$1,384	$43,886	$43,249

(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended March 31,
	2023	2022
Net loss	$(45,745)	$(32,973)
Depreciation and amortization:
Consolidated	26,369	29,110
Unconsolidated properties at ownership share	2,845	3,022
Interest expense:
Consolidated	41,048	31,391
Unconsolidated properties at ownership share	8,338	5,770
Loss on project costs by equity method investee	288	-
EBITDAre	$33,143	$36,320

(1) EBITDAre is a non-GAAP measure. See definition on page 32.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended March 31, 2023 and 2022

(in thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(45,745)	$(32,973)
Other income	(91)	(241)
Depreciation and amortization	26,369	29,110
General and administrative expenses	11,125	11,483
Other (expenses) income	4	145
Interest expense, net	41,048	31,391
Equity in loss of partnerships	2,696	395
Gain on sale of preferred equity interest	-	(3,688)
NOI from consolidated properties (1)	$35,406	$35,622

(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$45,987	$45,776	$687	$2,724	$46,674	$48,500
CAM reimbursement income	8,048	8,120	135	356	8,183	8,476
Real estate tax income	6,183	6,865	4	302	6,187	7,167
Percentage rent	200	112	181	-	381	112
Lease termination revenue	188	9	-	-	188	9
	60,606	60,882	1,007	3,382	61,613	64,264
Less: credit losses	(157)	(122)	59	142	(98)	20
Lease revenue	60,449	60,760	1,066	3,524	61,515	64,284
Expense reimbursements	4,572	3,860	81	285	4,653	4,145
Other real estate revenue	1,000	678	6	87	1,006	765
Total real estate revenue	66,021	65,298	1,153	3,896	67,174	69,194
Property operating expenses						-
CAM and real estate taxes	(24,836)	(25,265)	(1,323)	(2,607)	(26,159)	(27,872)
Utilities	(3,286)	(3,249)	(109)	(312)	(3,395)	(3,561)
Other property operating expenses	(2,059)	(1,953)	(155)	(186)	(2,214)	(2,139)
Total property operating expenses	(30,181)	(30,467)	(1,587)	(3,105)	(31,768)	(33,572)
NOI from consolidated properties(1)	35,840	34,831	(434)	791	35,406	35,622
Less: Lease termination revenue	188	9	-	-	188	9
NOI from consolidated properties excluding lease termination revenue(1)	$35,652	$34,822	$(434)	$791	$35,218	$35,613
% change in Same Store NOI from consolidated properties excluding lease termination revenue		2.4%

(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended March 31, 2023 and 2022

(in thousands of dollars)

	Three Months Ended March 31,
	2023	2022
Equity in loss of partnerships	$(2,696)	$(395)
Depreciation and amortization	2,845	3,022
Interest expense and other expenses, net	8,381	5,801
Loss on project costs by equity method investee	288	-
NOI from equity method investments at ownership share(1)	$8,818	$8,428

(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$8,292	$7,817	$8	$584	$8,300	$8,401
CAM reimbursement income	1,627	1,891	-	156	1,627	2,047
Real estate tax income	999	937	-	115	999	1,052
Percentage rent	150	216	150	141	300	357
Lease termination revenue	150	784	-	8	150	792
	11,218	11,645	158	1,004	11,376	12,649
Less: credit losses	118	38	-	(2)	118	36
Lease revenue	11,336	11,683	158	1,002	11,494	12,685
Expense reimbursements	1,134	562	-	103	1,134	665
Other real estate revenue	1,033	565	-	18	1,033	583
Total real estate revenue	13,503	12,810	158	1,123	13,661	13,933
Property operating expenses
CAM and real estate taxes	(3,561)	(3,850)	(31)	(337)	(3,592)	(4,187)
Utilities	(512)	(511)	-	(50)	(512)	(561)
Other property operating expenses	(684)	(622)	(55)	(135)	(739)	(757)
Total property operating expenses	(4,757)	(4,983)	(86)	(522)	(4,843)	(5,505)
NOI from equity method investments at ownership share(1)	8,746	7,827	72	601	8,818	8,428
Less: Lease termination revenue	150	784	-	8	150	792
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$8,596	$7,043	$72	$593	$8,668	$7,636
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		22.1%

(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended March 31, 2023 and 2022

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
FUNDS FROM OPERATIONS (1)

Net loss	$(45,745)	$(32,973)
Depreciation and amortization on real estate:
Consolidated properties	26,175	28,798
PREIT's share of equity method investments	2,845	3,022
Loss on project costs by equity method investee	288	-
Funds from operations attributable to common shareholders and OP Unit holders(1)	(16,437)	(1,153)
Provision for employee separation expenses	5	84
Gain on sale of preferred equity interest	-	(3,688)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(16,432)	$(4,757)

(1) Funds from Operations is a Non-GAAP measures. See definition on pages 31.

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(16,432)	$(4,757)
Adjustments:
Straight line rent	(16)	310
Recurring capital expenditures	(562)	(813)
Tenant allowances	(4,860)	(988)
Amortization of non-cash deferred compensation	213	(165)
Capitalized leasing costs	(265)	(29)
Amortization of above- and below-market lease intangibles	(540)	(4)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(22,462)	$(6,446)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(3.05)	$(0.21)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(3.05)	$(0.89)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(4.17)	$(1.20)

Weighted average number of shares outstanding	5,324	5,305
Weighted average effect of full conversion of OP Units	68	69
Effect of common share equivalents	-	-
Total weighted average shares outstanding, including OP Units	5,392	5,374

(1) Non-GAAP measures. See definitions on pages 31-32.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except per share amounts)	2023	2022
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,884,367	$2,894,944
Construction in progress	43,109	42,659
Land held for development	2,058	2,058
Total investments in real estate	2,929,534	2,939,661
Accumulated depreciation	(1,377,167)	(1,370,065)
Net investments in real estate	1,552,367	1,569,596
INVESTMENTS IN PARTNERSHIPS, at equity:	7,621	7,845
OTHER ASSETS:
Cash and cash equivalents	20,240	22,937
Tenant and other receivables, net	33,972	40,459
Intangible assets, net	8,349	8,623
Deferred costs and other assets, net	86,754	91,902
Assets held for sale	35,036	61,767
Total assets	$1,744,339	$1,803,129
LIABILITIES:
Mortgage loans payable, net	$740,167	$749,396
Term Loans, net	971,506	976,903
Revolving Facility	22,481	22,481
Tenants’ deposits and deferred rent	14,099	13,264
Distributions in excess of partnership investments	96,092	93,136
Accrued expenses and other liabilities	69,930	69,846
Liabilities on assets held for sale	1,975	2,539
Total liabilities	1,916,250	1,927,565
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $103,741 and $102,151 at March 31, 2023 and December 31, 2022, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $206,655 and $203,550 at March 31, 2023 and December 31, 2022, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $148,634 and $146,485 at March 31, 2023 and December 31, 2022, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,341 and 5,356 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	5,341	5,356
Capital contributed in excess of par	1,858,851	1,858,675
Accumulated other comprehensive income	1,415	3,282
Distributions in excess of net income	(2,025,779)	(1,980,693)
Total equity (deficit) —Pennsylvania Real Estate Investment Trust	(160,018)	(113,226)
Noncontrolling interest	(11,893)	(11,210)
Total equity (deficit)	(171,911)	(124,436)
Total liabilities and equity	$1,744,339	$1,803,129

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	March 31,	December 31,
	2023	2022
ASSETS:
Investments in real estate, at cost:
Operating properties	$379,080	$378,585
Construction in progress	5,111	5,095
Total investments in real estate	384,191	383,680
Accumulated depreciation	(125,517)	(123,223)
Net investments in real estate	258,674	260,457
Cash and cash equivalents	50,408	45,719
Deferred costs and other assets, net	40,694	39,639
Total assets	349,776	345,815
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	198,263	199,349
FDP Term Loan, net	39,160	52,214
Partnership Loans	123,452	107,004
Other liabilities	77,372	72,539
Total liabilities	438,247	431,106
Net investment	$(88,471)	$(85,291)
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$7,621	$7,845
Distributions in excess of partnership investments	(96,092)	(93,136)
Net investments and advances	$(88,471)	$(85,291)

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended March 31, 2023

		Number	GLA	Term		Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	24	46,706	4.9		$53.35	N/A	N/A	N/A	N/A	$8.29
	Unconsolidated(4)	4	8,892	11.6		76.09	N/A	N/A	N/A	N/A	7.05
Total Under 10k sf		28	55,598	6.0		$56.99	N/A	N/A	N/A	N/A	$7.90

Over 10k sf	Consolidated	1	29,909	10.0		26.00	N/A	N/A	N/A	N/A	6.22
	Unconsolidated(4)						N/A	N/A	N/A	N/A
Total Over 10k sf		1	29,909	10.0		26.00					6.22
Total New Leases		29	85,507	7.4		$46.15	N/A	N/A	N/A	N/A	$7.11

Renewal Leases
Under 10k sf	Consolidated	36	85,147	3.4		$61.48	$62.07	$(0.59)	(0.9%)	2.0%	$-
	Unconsolidated(4)	12	42,737	2.4		$48.12	$45.32	2.80	6.2%	9.4%	1.23
Total Under 10k sf		48	127,884	3.0		$57.01	$56.47	$0.54	1.0%	4.1%	$0.32

Over 10k	Consolidated	7	111,278	4.8		34.27	31.97	2.30	7.2%	8.6%	$-
								-			-
Total Over 10k sf		7	111,278	4.8		34.27	31.97	2.30	7.2%	8.6%	$-
Total Fixed Rent		55	239,162	3.9		$46.43	$45.07	$1.36	3.0%	5.6%	$0.14
Percentage in Lieu	Consolidated	27	76,581	2.6		$33.56	$33.29	$0.27	0.8%	N/A	$0.50
	Unconsolidated(4)	1	13,011	3.0		$18.06	23.01	(4.95)	(21.5%)	N/A	-
Total Percentage in Lieu		28	89,592	2.7		$31.31	31.80	(0.49)	(1.5%)	N/A	0.42
Total Renewal Leases		83	328,754	3.5	`	$42.31	$41.45	$0.85	2.1%		$0.19
Total Non Anchor		112	414,261	4.3		$43.10

Anchor
New Leases	Consolidated						N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	1	117,793	1.0		$2.05	$2.05	$-	0.0%		-
Total		1	117,793	1.0		$2.05

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 17 leases and 64,640 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2023									March 31, 2022
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI (3)	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor
Malls	93.8%	$603	$55.99	11.0%	93.5%	90.1%	94.5%	91.7%	92.9%	$613	$57.49	10.8%	92.6%	88.6%
Non-Core Malls	-0.2%	$368	$35.31	9.3%	53.4%	53.0%	53.4%	53.1%	-0.2%	$315	$36.07	12.2%	48.3%	41.8%
Malls Total	93.6%	$601	$55.77	11.0%	91.0%	88.4%	92.0%	90.0%	92.7%	$609	$57.16	10.8%	89.8%	86.5%
Other Retail Properties	4.9%	n/a	$19.39	n/a	99.4%	99.3%	100.0%	100.0%	5.1%	n/a	$19.00	n/a	98.0%	97.8%
Total Retail Properties	98.5%	$601	$47.12	11.0%	91.7%	89.7%	92.6%	91.1%	97.9%	$609	$48.10	10.8%	90.5%	87.8%
Sold Properties	1.9%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2.6%	$450	$41.89	9.2%	88.2%	84.3%
Other Properties	-0.4%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-0.4%	n/a		n/a
Total Portfolio	100.0%	$601	$47.12	11.0%	91.7%	89.7%	92.6%	91.1%	100.0%	$609	$47.56	10.8%	90.3%	87.6%

(1) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2) Average gross rent for mall tenants greater than 10,000 sf was $21.01 per square foot as of March 31, 2023 and $22.05 per square foot as of March 31, 2022.

(3) NOI is a non-GAAP measure. See definition of NOI on page 31.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	March 31, 2023				March 31, 2022			Change
	% of Mall NOI (1)	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	14.0%	$940	93.6%	92.3%	$938	92.4%	90.9%	0.2%	1.2%	1.4%
Willow Grove Park	5.8%	816	96.4%	93.5%	767	93.7%	89.1%	6.4%	2.7%	4.4%
Lehigh Valley Mall	6.4%	668	85.8%	77.1%	674	88.9%	82.1%	(0.9%)	(3.1%)	(5.0%)
Woodland Mall	6.9%	643	97.3%	96.8%	654	89.3%	87.3%	(1.7%)	8.0%	9.5%
Dartmouth Mall	4.8%	597	99.3%	99.0%	607	92.6%	89.5%	(1.6%)	6.7%	9.5%
Springfield Town Center	10.6%	580	90.2%	86.8%	575	89.3%	85.6%	0.9%	0.9%	1.2%
	48.5%	$721	92.6%	89.7%	$720	90.8%	87.1%	0.1%	1.8%	2.6%

Malls 7-12
Mall at Prince Georges	8.2%	$539	98.5%	97.6%	$591	99.1%	98.4%	(8.8%)	(0.6%)	(0.8%)
Capital City Mall	6.0%	531	98.7%	98.0%	551	97.2%	95.8%	(3.6%)	1.5%	2.2%
Jacksonville Mall	4.2%	523	98.7%	97.4%	545	99.6%	99.3%	(4.0%)	(0.9%)	(1.9%)
Magnolia Mall	3.0%	512	98.5%	97.4%	534	98.1%	96.7%	(4.1%)	0.4%	0.7%
Viewmont Mall	4.2%	508	98.4%	96.8%	544	98.8%	97.5%	(6.6%)	(0.4%)	(0.7%)
Patrick Henry Mall	5.0%	491	97.1%	95.7%	539	94.3%	91.7%	(8.9%)	2.8%	4.0%
	30.6%	$518	98.4%	97.2%	$553	98.0%	96.6%	-6.3%	0.4%	0.6%

Malls 13-19
Valley Mall	5.0%	$479	96.7%	92.5%	$507	97.9%	95.2%	(5.5%)	(1.2%)	(2.7%)
Moorestown Mall	2.8%	459	95.7%	92.5%	453	96.5%	93.9%	1.3%	(0.8%)	(1.4%)
Plymouth Meeting Mall	4.0%	441	85.4%	80.0%	407	87.2%	81.2%	8.4%	(1.8%)	(1.2%)
Francis Scott Key Mall	3.9%	413	96.1%	93.8%	455	93.2%	89.4%	(9.2%)	2.9%	4.4%
Springfield Mall	1.5%	410	95.4%	95.4%	484	89.5%	89.5%	(15.3%)	5.9%	5.9%
Fashion District Philadelphia	3.9%	n/a	79.0%	73.3%	n/a	78.1%	72.2%	n/a	0.9%	1.1%
	21.1%	$442	90.4%	85.3%	$465	90.1%	84.7%	-4.9%	0.3%	0.6%

All Core Malls	100.2%	$603	93.5%	90.1%	$613	92.6%	88.6%	-1.6%	0.9%	1.5%

Non-Core Malls
Exton Square Mall	-0.2%	$368	53.4%	53.0%	315	48.3%	41.8%	16.8%	5.1%	11.2%
All Non-Core Malls	-0.2%	$368	53.4%	53.0%	$315	48.3%	41.8%	16.8%	5.1%	11.2%

Sold Malls
Cumberland Mall	0.0%	n/a	n/a	n/a	$450	95.1%	92.0%	n/a	n/a	n/a
Sold Malls	0.0%		n/a	n/a	$450	95.1%	92.0%

All Malls	100.0%	$601	91.0%	88.4%	$609	90.0%	86.8%	-1.3%	1.0%	1.6%
(1) NOI is a non-GAAP measure. See definition of NOI on page 31.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

March 31, 2023

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent(1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	28	6	34	4.1%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Zales Jewelers, Banter by Piercing Pagoda	42	8	50	3.3%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline	15	4	19	2.9%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	1	10	2.8%
Victoria's Secret & Co.	Victoria's Secret, Pink	13	3	16	2.7%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	2.0%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	34	7	41	1.9%
JD Sports Fashion PLC	DTLR, Finish Line, JD Sports, Villa	13	2	15	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	21	5	26	1.8%
Express, Inc	Express, Express Factory Outlet, Express Men	10	3	13	1.7%
Cineworld Group	Regal Cinemas	3	0	3	1.5%
Bath & Body Works, Inc.	Bath & Body Works	16	3	19	1.4%
Gap, Inc.	Banana Republic, Gap/Gap Kids, Old Navy	7	5	12	1.4%
Authentic Brands Group LLC	Aeropostale, Forever 21, Lucky Brand Jeans	18	5	23	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	7	0	7	1.3%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.2%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	19	6	25	1.2%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	13	2	15	1.1%
Copper Retail JV LLC	JC Penney	10	1	11	1.1%
Total Top 20 Tenants		296	65	361	38.0%
Total Leases		1,291	295	1,586	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2023.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of March 31, 2023

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2023 and Prior	245	846,620	10.9%	38,304	32,216	11.7%	45.24
2024	295	932,243	12.0%	43,167	37,991	13.8%	46.30
2025	259	1,107,919	14.1%	65,124	51,435	18.6%	58.78
2026	162	842,335	10.8%	33,344	29,844	10.8%	39.59
2027	146	918,775	11.8%	32,260	29,911	10.8%	35.11
2028	116	819,710	10.5%	30,998	28,750	10.4%	37.82
2029	76	584,192	7.5%	23,305	19,220	7.0%	39.89
2030	65	469,148	6.0%	20,447	17,692	6.4%	43.58
2031	39	404,188	5.2%	12,189	10,303	3.8%	30.16
2032	35	261,732	3.4%	9,771	7,584	2.8%	37.33
Thereafter	36	605,446	7.8%	13,207	10,881	3.9%	21.81
Total/Average	1,474	7,792,308	100.0%	$322,116	$275,827	100.0%	$41.34

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2023 and prior	3	497,894	11.1%	1,046	691	3.1%	2.10
2024	2	218,332	4.9%	983	983	4.4%	4.50
2025	8	929,729	20.8%	2,045	2,045	9.2%	2.20
2026	5	352,845	7.9%	3,688	2,414	10.9%	10.45
2027	2	275,250	6.1%	1,812	1,812	8.2%	6.58
2028	11	1,295,984	29.0%	7,183	7,183	32.5%	5.54
2029	1	135,186	3.0%	1,068	1,068	4.8%	7.90
2030	2	85,718	1.9%	1,522	1,522	6.9%	17.75
2031	2	166,523	3.7%	932	932	4.2%	5.60
2032	1	85,162	1.9%	340	340	1.5%	3.99
Thereafter	4	433,408	9.7%	3,173	3,173	14.3%	7.32
Total/Average	41	4,476,031	100.0%	$23,792	$22,163	100.0%	$5.32

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2023

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	178,041	6,678	624,329
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	243,628	396,988	53,451	1,310,952
					Macy's	304,600
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	106,859	146,780	3,400	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
		WOW Dartmouth	2033				22,568
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			153,512	127,644	178,815	850,851
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2025				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	139,863	173,187	23,937	748,646
		Sears (3)	2028	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	120,838	6,594	492,626
		JCPenney	2025	51,812
		Sears (3)	2028	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2023	164,694	JCPenney	207,292	185,631	290,071	140,964	1,200,652
		Macy's	2023	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	133,341	8,601	580,760
		Best Buy	2028	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2026				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	191,823	31,649	926,733
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2023 (continued)

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	225,481	12,726	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429	Whole Foods	65,155	159,504	199,783	124,281	917,844
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	191,912	10,263	610,651
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2035	252,245	JCPenney	209,144	181,785	316,644	96,742	1,374,187
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince George's	Hyattsville, MD	Macy's	2028	195,655			268,818	234,124	12,425	846,208
		Target	2029	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			78,992	208,694	27,432	828,983
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	159,095	8,639	689,277
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	103,217	256,023	23,104	1,060,797
		Nordstrom Rack	2024	40,332	Sears (1)(3)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	305,719	15,511	982,252
					Macy's	157,316
		Phoenix Theatres	2037				46,922
Total Core Malls				4,116,343		3,360,002	3,278,437	3,856,188	785,212	15,396,182

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2023 (continued)

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	58,269	137,105	377,200	990,145
		Round 1	2026	58,371
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	54,141	-	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	1,002,369	255,465	384,480	2,934,632
Total Portfolio				4,479,519		4,289,144	4,280,806	4,111,653	1,169,692	18,330,814

(1) Approximately 78,000 square feet of this space has been subleased to Primark.

(2) Former Sears was acquired by Cooper Hospital. The site is under development and currently not operating.

(3) Store not operating, but tenant still financially obligated to landlord.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	March 31, 2023
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,521	$-	$67,136	$71,385	$-
Cherry Hill Mall	474,580	-	294,776	179,804	237,169
Dartmouth Mall	90,512	110	53,251	37,371	53,303
Francis Scott Key Mall	96,635	-	51,585	45,050	51,810
Jacksonville Mall	93,250	-	48,192	45,058	-
Magnolia Mall	106,059	-	58,853	47,206	-
Moorestown Mall	175,770	-	89,356	86,414	-
Patrick Henry Mall	158,207	-	86,429	71,778	82,544
Plymouth Meeting Mall	129,832	-	78,486	51,346	-
The Mall at Prince George's	137,459	82	80,466	57,075	-
Springfield Town Center	497,610	3,842	109,880	391,572	-
Valley Mall	148,989	1,229	64,074	86,144	-
Viewmont Mall	122,157	-	64,427	57,730	67,185
Willow Grove Park	233,036	37,716	127,849	142,903	144,243
Woodland Mall	281,750	130	102,407	179,473	105,650
Total Core Malls	2,884,367	43,109	1,377,167	1,550,309	741,904

Total Malls	$2,884,367	$43,109	$1,377,167	$1,550,309	$741,904

Other Properties
Land held for development	2,058	-	-	2,058	-
Total Investment in Real Estate	$2,886,425	$43,109	$1,377,167	$1,552,367	$741,904

Assets Held For Sale
Exton Mall	28,549	-	-	28,549	-
Mall at Prince George's	4,861	-	-	4,861	-
Moorestown	447	-	-	447	-
Woodland Mall	1,054	-	-	1,054	-
Cumberland Mall	125	-	-	125	-
Total held for sale	$35,036	$-	$-	$35,036	$-
(1)
Refer to page 23-29 for further debt information regarding consolidated properties.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	March 31, 2023
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$166,946	$875	$(10,703)	$157,118	$162,612
Lehigh Valley Mall	57,513	632	(33,725)	24,420	90,140
Springfield Mall	58,749	60	(28,934)	29,875	28,127
Total Unconsolidated Malls	$283,208	$1,567	$(73,362)	$211,413	$280,879

Unconsolidated Other Retail Properties
Metroplex Shopping Center	46,518	2,779	(29,050)	20,247	34,065
The Court at Oxford Valley	28,411	-	(14,430)	13,981	27,500
Red Rose Commons	14,598	-	(6,249)	8,349	16,442
Total Unconsolidated Other Retail Properties	$89,527	$2,779	$(49,729)	$42,577	$78,007
Unconsolidated Property Under Development
Pavilion at Market East	6,345	765	(2,426)	4,684	3,065
Total Investment in Real Estate	$379,080	$5,111	$(125,517)	$258,674	$361,951
(1)
Refer to pages 23-29 for further debt information regarding equity method investments at ownership share.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months Ended March 31, 2023

(in thousands)

	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,217	$169	$1,386
Tenant allowances	4,544	316	4,860
Recurring capital expenditures:
CAM expenditures	537	25	562
Non-CAM expenditures	-	-	-
Total recurring capital expenditures	537	25	562
Total	$6,298	$510	$6,808

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2023

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$617,259	29.4%	$124,645	5.9%	$741,904	35.3%
Unconsolidated mortgage loans payable (3)	199,339	9.5%	-	0.0%	199,339	9.4%
Consolidated Term Loans (4)	300,000	14.3%	673,365	32.1%	973,365	46.4%
Unconsolidated Term Loans (5)	123,452	5.8%	39,160	1.9%	162,612	7.7%
2020 Revolving Facility	-	0.0%	22,481	1.1%	22,481	1.2%
Total Outstanding Debt	$1,240,050	59.0%	$859,651	41.0%	$2,099,701	100.0%
Average Stated Interest Rate	6.15%		11.84%		8.48%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,737.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $946.

(4) Excludes deferred financing costs of $1,859.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2022	$951,808	$22,481	$1,138,404	$2,112,693
Mortgage loan amortization and repayments, including our share of debt of equity method investees		(10,565)	-	-	(10,565)
First Lien Term Loan Paydown		-	-	(26,312)	(26,312)
2018 FDP Term Loan Paydown		-	-	(13,055)	(13,055)
2020 and 2022 FDP Partnership Loan Borrowing		-	-	16,449	16,449
Second Lien Term Loan PIK Interest		-	-	20,491	20,491
Ending Balance	3/31/2023	$941,243	$22,481	$1,135,977	$2,099,701
Weighted Average Balance		$949,156	$22,481	$1,137,127	$2,108,764

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2023 (continued)

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2023 (2)	$9,340	$(1,497)	$427,817	$22,481	$973,365	$(1,859)	$1,429,647
2024	10,242	(455)	118,995	-	39,160	-	167,942
2025	9,031	(225)	240,709	-	-	-	249,515
2026	4,162	(126)	-	-	-	-	4,036
2027	3,859	(118)	79,789	-	100,000	-	183,530
Thereafter	5,774	(262)	31,525	-	23,452	-	60,489
	$42,408	$(2,683)	$898,835	$22,481	$1,135,977	$(1,859)	$2,095,159

(1) The weighted average period to total debt maturity is 1.39 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage for which, subsequent to March 31, 2023, the maturity date was extended through December 1, 2023.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2023 (2)	$430,187	5.13%
2024	118,995	7.38%
2025	257,979	4.11%
2026	-	0.00%
2027	90,140	4.06%
Thereafter	43,942	3.23%
Total	$941,243	4.94%

(1) Includes our share of debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage for which, subsequent to March 31, 2023, the maturity date was extended through December 1, 2023.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of March 31, 2023

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cherry Hill Mall (1)	$237,169	3.90%	$16,980	$237,169	May 2023	May 2023
Dartmouth Mall	53,303	3.97%	3,825	52,996	April 2023	April 2023
Metroplex Shopping Center (2)	34,064	5.00%	2,818	33,502	October 2023	October 2023
Francis Scott Key Mall	40,000	7.19%	2,876	40,000	June 2024	June 2025
Viewmont Mall	60,000	7.19%	4,314	60,000	June 2024	June 2025
Patrick Henry Mall	82,544	4.35%	5,748	77,591	July 2025	July 2025
Pavilion East Associates (2)	3,065	5.50%	268	3,065	October 2025	October 2027
Springfield Mall (2)	28,127	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	144,243	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	90,140	4.06%	5,768	79,789	November 2027	November 2027
Red Rose Commons (2)	16,443	3.28%	978	13,183	July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343	July 2031	July 2031

Total Fixed Rate Mortgage Loans	$816,598	4.40%	$57,196	$775,690

Variable Rate Mortgage Loans
Woodland Mall	$105,650	8.50%	$13,180	$104,150	June 2023	October 2023
Francis Scott Key Mall	11,810	8.38%	990	11,810	June 2024	June 2025
Viewmont Mall	7,185	8.38%	602	7,185	June 2024	June 2025
Total Variable Rate Mortgage Loans	$124,645	8.48%	$14,772	$123,145
Total Mortgage Loans	$941,243	4.94%	$71,968	$898,835

Consolidated Mortgage Loans	$741,904	5.16%	$58,114	$724,656
Consolidated Deferred Financing Fees	(1,737)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	199,339	4.11%	13,854	174,180
Unconsolidated Deferred Financing Fees	(946)	N/A	N/A	N/A
First Lien Term Loan (3)	305,739	8.47%	25,908	305,739	December 2023	December 2023
Second Lien Term Loan	667,626	12.81%	85,496	667,626	December 2023	December 2023
2018 FDP Term Loan	39,160	8.27%	3,237	39,160	January 2024	January 2024
Term Loan Deferred Financing Fees	(1,859)	N/A	N/A	N/A
First Lien Revolver	22,481	8.17%	1,837	22,481	December 2023	December 2023
2020 FDP Partnership Loan	100,000	15.00%	15,000	100,000	December 2027	December 2027
2022 FDP Partnership Loan	23,452	15.00%	3,518	23,452	August 2029	August 2029
Total	$2,095,159	8.48%	$206,964	$2,057,293
Amortization of Deferred Financing Fees	—	-0.02%	—	—
Effective Interest Rate	$2,095,159	8.50%	$206,964	$2,057,293

(1) Cherry Hill Mall mortgage for which, subsequent to March 31, 2023, the maturity date was extended through December 1, 2023.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

March 31, 2023
Debt Yield Ratio (1)
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	22.07%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.56%
Liquidity (1)
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$117.0
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of March 31, 2022, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on December 31, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended March 31, 2023 contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
our substantial debt, and our ability to satisfy our obligations or extend the maturity of or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, the potential for recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and;
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and have used it as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2023 and 2022, respectively, to show the effect of such items as provision for employee separation expense, gain on sale of preferred equity interest, depreciation and amortization on real estate at PREIT’s consolidated properties, PREIT’s share of depreciation and amortization of equity method investments and loss on project costs by equity method investee, which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, and gain on sale of preferred equity interest.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, net, equity in loss of partnerships, gain/loss on project costs by equity method investee, and gain on sale of preferred equity interest.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.